Q4 2017 Earnings Release Published February 14, 2018 (Earnings Conference Call February 15, 2018) Lawrence Dewey, Chairman & Chief Executive Officer David Graziosi, President & Chief Financial Officer Exhibit 99.2

Safe Harbor Statement The following information contains, or may be deemed to contain, “forward-looking statements” (as defined in the U.S. Private Securities Litigation Reform Act of 1995). The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although forward-looking statements reflect management’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date the statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to: our participation in markets that are competitive; the highly cyclical industries in which certain of our end users operate; the failure of markets outside North America to increase adoption of fully-automatic transmissions; risks related to our substantial indebtedness; uncertainty in the global regulatory and business environments in which we operate; the concentration of our net sales in our top five customers and the loss of any one of these; future reductions or changes in government subsidies and other external factors impacting demand for hybrid vehicles; U.S. defense spending; general economic and industry conditions; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments, competitive threats and changing customer needs; risks associated with our international operations; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers; and our intention to pay dividends and repurchase shares of our common stock. Allison Transmission cannot assure you that the assumptions made in preparing any of the forward- looking statements will prove accurate or that any long-term financial goals will be realized. All forward-looking statements included in this presentation speak only as of the date made, and Allison Transmission undertakes no obligation to update or revise publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise. In particular, Allison Transmission cautions you not to place undue weight on certain forward-looking statements pertaining to potential growth opportunities, long-term financial goals or the value we currently ascribe to certain tax attributes set forth herein. Actual results may vary significantly from these statements. Allison Transmission’s business is subject to numerous risks and uncertainties, which may cause future results of operations to vary significantly from those presented herein. Important factors that could cause actual results to differ materially are discussed in Allison Transmission’s Annual Report on Form 10-K for the year ended December 31, 2016.

Non-GAAP Financial Information We use Adjusted EBITDA and Adjusted EBITDA margin to measure our operating profitability. We believe that Adjusted EBITDA and Adjusted EBITDA margin provide management, investors and creditors with useful measures of the operational results of our business and increase the period-to-period comparability of our operating profitability and comparability with other companies. Adjusted EBITDA margin is also used in the calculation of management’s incentive compensation program. The most directly comparable U.S. generally accepted accounting principles (“GAAP”) measure to Adjusted EBITDA is Net income. Adjusted EBITDA is calculated as the earnings before interest expense, income tax expense, amortization of intangible assets, depreciation of property, plant and equipment and other adjustments as defined by our debt agreement. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by net sales. We use Adjusted free cash flow to evaluate the amount of cash generated by our business that, after the capital investment needed to maintain and grow our business and certain mandatory debt service requirements, can be used for repayment of debt, stockholder distributions and strategic opportunities, including investing in our business and strengthening our balance sheet. We believe that Adjusted free cash flow enhances the understanding of the cash flows of our business for management, investors and creditors. Adjusted free cash flow is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to Adjusted free cash flow is Net cash provided by operating activities.

Call Agenda Q4 2017 Performance 2018 Guidance

Q4 2017 Performance Summary

($ in millions)	Q4 2017	Q4 2016	% Variance
Net Sales	$588	$469	25.4%
Gross Margin %	49.0%	46.4%	260 bps
Net Income	$215	$61	252.5%
Adjusted EBITDA(1)	$210	$158	32.9%
Adjusted Free Cash Flow (1)	$115	$145	(20.7%)

Commentary

Net Sales: increase was principally driven by higher demand in the North America On-Highway, Service Parts, Support Equipment & Other, North America Off-Highway and Outside North America On-Highway end markets.

Gross Margin: increase was principally driven by favorable net sales and price increases on certain products partially offset by $9 million of cost in connection with the ratification of a six-year collective bargaining agreement with UAW Local 933 and unfavorable material cost.

Net Income: increase was principally driven by the enactment of the U.S. Tax Cuts and Jobs Act in December 2017 resulting in a one-time income tax benefit of $155 million, increased gross profit and lower incentive compensation expense partially offset by a loss associated with the impairment of long-lived assets of $32 million, increased technology-related investment expense, unfavorable product warranty adjustments, increased product initiatives spending, increased interest expense and increased commercial activities spending.

Adjusted EBITDA: increase was principally driven by increased net sales, price increases on certain products and lower incentive compensation expense partially offset by unfavorable product warranty adjustments, increased product initiatives spending, higher manufacturing expense commensurate with increased net sales, increased commercial activities spending and unfavorable material cost.

Adjusted Free Cash Flow: decrease was principally driven by increased cash interest expense, increased cash income taxes, increased pension funding, increased capital expenditures, unfavorable warranty adjustments, increased product initiatives spending and increased commercial activities spending partially offset by increased gross profit and lower incentive compensation expense.

(1) See Appendix for a reconciliation of Adjusted EBITDA and Adjusted Free Cash Flow.

5

Allison Transmission

Q4 2017 Sales Performance ($ in millions) End Markets Q4 2017 Q4 2016 % Variance Commentary North America On-Hwy $270 $217 24% Principally driven by higher demand for Rugged Duty Series models North America Electric Hybrid-Propulsion Systems for Transit Bus $17 $20 -15% Principally driven by intra-year movement in the timing of orders North America Off-Hwy $28 $0 N/A Principally driven by higher demand from hydraulic fracturing applications Defense $25 $37 -32% Principally driven by the timing of Tracked Defense shipments Outside North America On-Hwy $98 $83 18% Principally driven by higher demand in Asia, Europe and South America Outside North America Off-Hwy $11 $4 175% Principally driven by higher demand in the mining sector Service Parts, Support Equipment & Other $139 $108 29% Principally driven by higher demand for North America Off-Highway service parts and global support equipment Total $588 $469 25%

Q4 2017 Financial Performance

($ in millions, except per share data)	Q4 2017	Q4 2016	$ Var	% Var	Commentary
Net Sales	$588	$469	$119	25.4%	Increase was principally driven by higher demand in the North America On-Highway, Service Parts, Support Equipment & Other, North America Off-Highway and Outside North America On-Highway end markets
Cost of Sales	$300	$251	($49)	(19.5%)	
Gross Profit	$288	$218	$70	32.1%	Increase was principally driven by favorable net sales and price increases on certain products partially offset by $9 million of cost in connection with the ratification of a six-year collective bargaining agreement with UAW Local 933, higher manufacturing expense commensurate with increased net sales and unfavorable material cost
Operating Expenses					
Selling, General and Administrative	$97	$84	($13)	(15.5%)	Increase was principally driven by unfavorable product warranty adjustments and increased commercial activities spending partially offset by lower incentive compensation expense
Engineering – Research and Development	$31	$24	($7)	(29.2%)	Increase was principally driven by increased product initiatives spending partially offset by lower incentive compensation expense
Loss associated with Impairment of Long-Lived Assets	$32	$0	($32)	N/A	Loss associated with impairment of certain long-lived assets related to the production of the TC10 transmission
Total Operating Expenses	$160	$108	($52)	(48.1%)	
Operating Income	$128	$110	$18	16.4%	
Interest Expense, net	($25)	($17)	($8)	(47.1%)	Increase was principally driven by mark-to-market adjustments for interest rate derivatives and refinancing activities
Other (Expense) Income, net	($19)	$1	($20)	(2000.0%)	Change was principally driven by increased technology-related investment expense and unfavorable vendor settlements
Income Before Income Taxes	$84	$94	($10)	(10.6%)	
Income Tax Benefit (Expense)	$131	($33)	$164	497.0%	Change was principally driven by a decrease in deferred tax liabilities partially offset by an increase in tax liabilities related to our accumulated foreign earnings and profits, both a as result of the U.S. Tax Cuts and Jobs Act enacted into law in December 2017
Net Income	$215	$61	$154	252.5%	
Diluted Earnings Per Share	$1.51	$0.36	$1.15	319.4%	Q4 2017: 142M shares; Q4 2016: 166M shares
Adjusted EBITDA(1)	$210	$158	$52	32.9%	
Adjusted EBITDA Margin(1)	35.7%	33.8%	-	1.9%	

(1) See appendix for the reconciliation from Net Income.

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Allison Transmission

Q4 2017 Cash Flow Performance See Appendix for a reconciliation of Adjusted Free Cash Flow. Operating Working Capital = A/R + Inventory – A/P. ($ in millions) Q4 2017 Q4 2016 $ Variance % Variance Commentary Net Cash Provided by Operating Activities $166 $175 ($9) (5.1%) Principally driven by increased cash interest expense, increased cash income taxes, increased pension funding, unfavorable warranty adjustments, increased product initiatives spending and increased commercial activities spending partially offset by increased gross profit and lower incentive compensation expense CapEx $51 $35 $16 45.7% Principally driven by increased productivity and replacement programs spending Adjusted Free Cash Flow (1) $115 $145 ($30) (20.7%) Principally driven by decreased Cash Provided by Operating Activities and higher CapEx spending ($ in millions) Q4 2017 Q4 2016 $ Variance % Variance Commentary Operating Working Capital(2) Percentage of LTM Sales 9.5% 10.6% N/A (110 Bps) Principally driven by increased net sales Cash Paid for Interest $53 $14 $39 278.6% Principally driven by termination of interest rate derivatives and refinancing activities Cash Paid for Income Taxes $31 $3 $28 933.3% Principally driven by the 2016 exhaustion of U.S. net operating losses

2018 Guidance – End Markets Net Sales Commentary Allison expects first quarter net sales to be up from the same period in 2017 principally driven by increased demand in the North America On-Highway and North America Off-Highway end markets. End Market 2017 Net Sales 2018 Midpoint Commentary North America On-Hwy $1,106 7% Principally driven by higher Class 8 straight and Class 6/7 truck production North America Electric Hybrid-Propulsion Systems for Transit Bus $71 (6%) Principally driven by timing of certain transit property orders North America Off-Hwy $51 20% Principally driven by increased demand in the energy sector Defense $117 18% Principally driven by Tracked Defense increased demand and timing of shipments Outside North America On-Hwy $344 6% Principally driven by increased commercial vehicle production and fully-automatic penetration Outside North America Off-Hwy $41 5% Principally driven by increased demand in the mining sector Service Parts, Support Equipment & Other $532 (3%) Principally driven by decreased demand for North America Off-Highway service parts ($ in millions)

2018 Guidance - Summary Guidance Commentary Net Sales Change from 2017 3 to 7 percent Guidance anticipates continued strength in the North American On-Highway end market. Allison‘s 2018 net sales outlook also assumes increased demand in the Outside North America On-Highway, Defense and North America Off-Highway end markets and price increases on certain products partially offset by decreased demand in the Service Parts, Support Equipment & Other end market. Adjusted EBITDA Margin 37.5 to 39.5 percent Adjusted Free Cash Flow ($ in millions) $550 to $600 CapEx ($ in millions) $85 to $95 Subject to timely completion of development and sourcing milestones Cash Income Taxes ($ in millions) $70 to $80

APPENDIX Non-GAAP Financial Information

Non-GAAP Reconciliations (1 of 2) (1) Includes employee stock compensation expense Adjusted EBITDA reconciliation

Non-GAAP Reconciliations (2 of 2) Adjusted Free Cash Flow reconciliation